EXHIBIT 99.1

[Emageon Logo]

Contacts:	W. Randall Pittman, Emageon	Susan Noonan, The SAN Group, LLC
	205.980.7551	212.966.3650

Emageon Reports 2004 Fourth Quarter and Year-End Financial Results

Annual Revenue Increased 97%

BIRMINGHAM, AL — (February 24, 2005) — Emageon Inc. (NASDAQ:EMAG) today reported financial results for the quarter and the year ended December 31, 2004.

Revenue for the fourth quarter of 2004 was $16.2 million compared with $9.2 million in the fourth quarter of 2003, representing a 77% increase. Revenue for the year ended December 31, 2004 was $45.8 million, an increase of 97% over the $23.3 million in revenue recorded during the year ended December 31, 2003.

The net loss in the fourth quarter of 2004 was $2.2 million, as compared to a net loss of $1.9 million in the fourth quarter of 2003. For the year ended December 31, 2004, the net loss was $10.5 million, an improvement from the net loss of $11.4 million in the year ended December 31, 2003. Emageon recorded positive cash flow from operations of $5.0 million during the year ended December 31, 2004, an improvement over the year earlier when the Company had net cash used in operations of $2.4 million.

At December 31, 2004, Emageon had $118.2 million in contracted backlog, an increase of 43% over the $82.7 million in contracted backlog at December 31, 2003. Contracted backlog consists of minimum fees for contracted future installations and for the support of existing installations.

“We are very pleased with the financial results for 2004, especially our solid growth in revenue and contracted backlog,” said Chuck Jett, Chairman and CEO of Emageon. “We have built a strong platform from which to grow our business. During 2005, we will continue to sign contracts with new hospital networks, expand our relationships with existing customers and explore new product offerings.”

Emageon recently completed its initial public offering. Including the over-allotment option, which was fully exercised by the underwriters, the Company issued 5.75 million shares of common stock at a price of $13 per share (before underwriting discount).

Emageon will host a conference call for investors on February 24, 2005 at 5:00 p.m. EST to discuss these financial results. This call is being webcast by Thomson/CCBN and can be accessed via the Investor Relations section of Emageon’s website at www.emageon.com. The dial-in number for the call is 800-561-2601 and the passcode is 85505344.

This press release contains forward-looking statements about Emageon which represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond our control. These risks, uncertainties and other factors include, among others, the risk that the Company may not compete successfully against other industry competitors, some of whom are substantially larger than Emageon, risks associated with the timing of customer contracts and the related revenue, the risk that the Company may not manage its growth effectively, risks associated with Emageon’s reliance on continuing relationships with large customers, the risk of significant product errors or product failures, risks associated with potential acquisitions, including integration difficulties, dilution or other adverse financial consequences, and the potential impact of FDA regulations and other potentially applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial results may be found under the heading “Risk Factors” and elsewhere in the Company’s final prospectus filed with the Securities and Exchange Commission on February 9, 2005. Emageon undertakes no obligation to update these forward-looking statements or any other information provided in this press release except as may be required by law.

About Emageon

Emageon’s Intelligent Visual Medical System™ (IVMS) is an enterprise-level advanced visualization and infrastructure solution that allows physicians and healthcare professionals to manage, access and visualize medical content using relevant multi-specialty tools through a dynamic user interface. Delivered through Emageon’s Enterprise Platform, hospital networks, clinics and imaging facilities are able to deploy a functionally rich, standards-based technology that permits faster access to future innovation while helping to lower the total cost of ownership. Emageon’s approach to the enterprise-wide delivery of better tools, software and services is designed to improve customer results and enhance patient care. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
(Dollars in thousands except per share amounts)

	Quarter Ended December 31			Year Ended December 31
	2003	2004	% Change	2003	2004	% Change
Revenue:
System sales	$6,867	$12,313	79%	$17,234	$33,441	94%
Support services	2,329	3,932	69%	6,057	12,360	104%

Total revenue	9,196	16,245	77%	23,291	45,801	97%

Cost of revenue:
System sales	3,994	8,292	108%	10,227	21,452	110%
Support services	2,109	3,085	46%	7,493	10,727	43%

Total cost of revenue	6,103	11,377	86%	17,720	32,179	82%

Gross profit	3,093	4,868	57%	5,571	13,622	145%
Operating expenses:
Research and development	1,168	1,676	43%	4,143	5,344	29%
Sales and marketing	1,779	2,524	42%	6,144	9,028	47%
General and administrative	1,855	2,563	38%	5,793	8,701	50%

Total operating expenses	4,802	6,763	41%	16,080	23,073	43%

Operating loss	(1,709)	(1,895)	(11%)	(10,509)	(9,451)	10%
Interest expense, net	210	309	47%	850	1,022 2	0%

Net loss	$(1,919)	$(2,204)	(15%)	$(11,359)	$(10,473)	8%

Net loss per share	$(0.79)	$(0.81)		$(5.76)	$(4.04)

Weighted average common stock outstanding	2,429,742	2,709,340		1,973,108	2,589,832

The following table presents Emageon’s pro forma net loss per share, calculated as if Emageon’s initial public offering had been completed as of the beginning of each period presented. The table illustrates the adjustments made to the weighted average shares of common stock outstanding set forth above in order to determine the pro forma common shares outstanding for each period. The pro forma net loss per share presented for each period was calculated by dividing the net loss for such period set forth above by the pro forma common shares outstanding, determined as shown below.

	Quarter Ended		Year Ended
	December 31		December 31
	2003	2004	2003	2004
Weighted average shares outstanding	2,429,742	2,709,340	1,973,108	2,589,832
Effect of conversion of preferred stock	10,827,403	10,827,403	10,827,403	10,827,403
Effect of required exercise of warrants	441,139	560,508	441,139	560,508
Effect of issuance of escrowed common stock released upon completion of IPO	427,710	171,082	427,710	171,082
Effect of issuance of common stock in IPO (including over-allotment shares)	5,750,000	5,750,000	5,750,000	5,750,000

Total pro forma shares outstanding	19,875,994	20,018,333	19,419,360	19,898,825

Pro forma net loss per share	($0.10)	($0.11)	($0.59)	($0.53)

Emageon believes that the preceding non-GAAP financial measures provide additional meaningful information about operating performance. By reflecting the Company’s current capital structure, Emageon believes such non-GAAP financial measures enhance the user’s overall understanding of the Company’s current and historical financial performance, in light of its current capital structure, and provide a better baseline for modeling future earnings per share expectations. Emageon also believes the inclusion of such non-GAAP financial measures enhances the consistency and comparability of its reported results and will enable investors to more thoroughly evaluate its current and future performance compared to past performance. However, this information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information as determined under U.S. generally accepted accounting principles.